GLU MOBILE, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is entered into between Glu Mobile Inc. (“Company”) and Niccolo de Masi (“Employee”). This Agreement is effective as of the first day Employee commences employment with the Company, which is expected to be January 4, 2010 (the “Effective Date”).

In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

1. Position and Duties. As of the Effective Date, Employee will serve as the Company’s President and Chief Executive Officer. As the Company’s President and Chief Executive Officer, Employee will be the most senior officer of the Company and will render such business and professional services in the performance of his duties as are customary to such offices and positions in a Delaware corporation and consistent with the Company’s Certificate of Incorporation and Bylaws, including general supervision, direction, and control of the business and officers of the Company, subject in every case to the direction and control of the Company’s Board of Directors (the “Board”) and its committees. All other executive officers will report directly to Employee. Employee, in turn, shall report directly and solely to the Board. Employee agrees to serve without additional remuneration in an executive or director capacity for one or more direct or indirect subsidiaries of the Company as the Board may from time to time request. Employee’s primary place of employment will be located at the Company’s corporate headquarters in the San Francisco Bay Area.

2. Board Service. Employee will be appointed to the Board not later than thirty (30) days following the Effective Date. Employee may be removed from the Board in accordance with applicable law and the Company’s Certificate of Incorporation and Bylaws. Upon the termination of Employee’s employment for any reason, and unless otherwise requested by the Board, Employee will be deemed to have voluntarily resigned from the Board (and all other positions held at the Company and its affiliates) without any further action required by Employee or the Board. At the Board’s request, Employee will execute any documents necessary to reflect such resignation.

3. Exclusive Service. Executive shall devote his full business efforts and time to the Company. During his employment with the Company, Employee agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Employee may serve in any capacity with any civic, educational or charitable organization without the prior approval of the Board, so long as such activities do not materially interfere with Employee’s duties and obligations under this Agreement. Employee will also be expected to comply with and be bound by the Company’s operating policies, procedures and practices that are from time to time in effect during the term of his employment.

4. At-Will Employment. Employee and the Company understand and acknowledge that Employee’s employment with the Company constitutes “at-will” employment, and the employment relationship may be terminated at any time, for any reason, with or without notice.

5. Compensation and Benefits.

5.1 Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay the Employee an annual base salary of $350,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices. The Compensation Committee of the Board shall periodically review Employee’s compensation and benefits.

5.2 Annual Target Bonus. Employee will be eligible, commencing for the fiscal year beginning January 1, 2010, to receive an annual cash bonus with a target of eighty percent (80%) of Employee’s then current annual base salary (the “Annual Bonus”). Except as specifically provided herein, no payment (or partial payment) of the Annual Bonus shall be paid upon Employee’s separation from service with the Company, unless the Board or the Compensation Committee of the Board has determined that the Annual Bonus for such year is to be calculated and paid on a quarterly basis, in which case Employee shall be paid the portion of the Annual Bonus earned for any quarters ended prior to Employee’s separation from service with the Company.

5.3 Employee Benefits. During Employee’s employment with the Company, Employee will be eligible to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other executive officers of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and employee stock purchase plan and vacation policies. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

5.4 Severance Benefits for Termination Without Cause or Involuntary Termination. If the Employee’s employment with the Company is terminated without Cause (as such term is defined in the Company’s Change of Control Severance Agreement (the “Change of Control Agreement”)) or is terminated as a result of an Involuntary Termination (as such term is defined in the Change of Control Agreement) at any time, other than within twelve (12) months after a Change of Control (as such term is defined in the Change of Control Agreement), and Employee delivers to the Company a signed agreement and general release (the “Release”) and satisfies all conditions to make the Release effective within sixty (60) days following such termination, then the Employee will be entitled to the following severance benefits (which shall be payable by the Company not later than fourteen (14) days following receipt by the Company of the Release):

(i) twelve (12) months of the Employee’s then-current annual base salary, payable in a lump sum;

(ii) Employee’s Annual Bonus for such calendar year, based on the target potential amount (not the amount actually payable), payable in a lump sum;

(iii) in addition to the shares that are vested and exercisable in accordance with the terms of each equity grant that was granted by the Company to the Employee prior to the termination date, each such grant shall become vested and exercisable as to an additional twenty-five percent (25%) of the shares originally subject to each such outstanding and not fully vested equity grant; and

(iv) until the earlier of (i) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA (as such term is defined below), or (ii) twelve (12) months from the termination date, the Company shall reimburse Employee for continuation coverage pursuant to COBRA as was in effect for the Employee (and any eligible dependents) on the day immediately preceding the termination date; provided, however, that (i) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder; and (ii) the Employee timely elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

6. Stock Options and Restricted Stock. On or following commencement of Employee’s employment and subject to approval of the Compensation Committee of the Board, the Company will grant Employee a non-qualified stock option to purchase an aggregate of one million two hundred fifty thousand (1,250,000) shares of the Company’s Common Stock (the “Option”). The Option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will vest over four (4) years, with twenty-five percent (25%) of the total number of shares subject to the Option vesting on the one-year anniversary of the date of grant and the remainder vesting in equal installments on the monthly date of grant anniversary each month thereafter. Vesting will depend on Employee’s continued service with the Company and will be subject to the terms and conditions of the plan (as applicable) and the written stock option agreement governing the Option.

7. Expenses Relating to the Performance of Services. The Company will, in accordance with applicable Company policies and guidelines, reimburse Employee for all reasonable and necessary expenses directly incurred by Employee in connection with the performance of services as the Company’s Chief Executive Officer.

8. Inventions and Proprietary Information, Non-Solicitation.

8.1 Proprietary Information and Inventions Agreement. Employee hereby agrees to execute the Company’s Employee Invention Assignment and Confidentiality Agreement attached hereto as Exhibit A.

8.2 Non-Solicitation. Employee acknowledges that because of Employee’s position in the Company, Employee will have access to material intellectual property and confidential information. During the Employee’s service and for one year thereafter, in addition to Employee’s other obligations hereunder or under the Company’s Employee Invention Assignment and Confidentiality Agreement, Employee shall not, for Employee or any third party, directly or indirectly (i) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (ii) solicit or otherwise induce a separation from service by any person employed by the Company.

9. Change of Control Severance Benefits. Employee will execute, and upon such execution, be entitled to the benefits set forth in the Change of Control Agreement, attached hereto as Exhibit B, subject to its terms and conditions.

10. Termination of Employment for Cause, Death, Disability or Voluntary Separation from Service. In the event of any separation from service of Employee’s employment by the Company for Cause (as such term is defined in the Change of Control Agreement) or in the event of the Employee’s death, disability (as such term is defined in Section 22(e)(3) of the Code or voluntary separation from service at any time and for any reason, the Employee will be paid only (i) any earned but unpaid Base Salary, and (ii) other unpaid vested amounts or benefits under the compensation, incentive and benefit plans of the Company in which Employee participates, and (iii) reimbursement for all reasonable and necessary expenses incurred by Employee in connection with his performance of services on behalf of the Company in accordance with applicable Company policies and guidelines, in each case as of the effective date of such separation from service (the “Accrued Compensation”). Employee will be allowed to exercise his vested stock options to purchase Company common stock, if any, during the time period set forth in, and in accordance with, the plan (as applicable) and the governing stock option agreement(s).

11. Miscellaneous.

11.1 Arbitration. The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes (the “Rules”). All arbitration proceedings shall be conducted in Santa Clara County, California. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Employee and the Company. Accordingly, except as provided for by the Rules, neither Employee nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. In addition to the right under the Rules to petition the court for provisional relief, Employee agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement, in particular Section 8 of this Agreement.

11.2 Indemnification. Subject to applicable law, the Company will provide you indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation and Bylaws, in addition to coverage under any directors and officers insurance policies maintained by the Company, with such indemnification to be on terms determined by the Board or any of its committees, but in no case less favorable than those provided to any other executive officer or director of the Company.

11.3 Section 409A. To the extent (i) any payments to which Employee becomes entitled under this agreement, or any agreement or plan referenced herein, in connection with Employee’s separation from service from the Company constitute deferred compensation subject to Section 409A of the Code and (ii) Employee is deemed at the time of such separation from service to be a “specified” employee under Section 409A of the Code, then such payment or payment shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of Employee’s “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code with the Company or (ii) the date of Employee’s death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Employee, including (without limitation) the additional twenty percent (20%) tax for which Employee would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to Employee or Employee’s beneficiary in one lump sum. For purposes of this Agreement, no payment will be made to Employee upon termination of Employee’s employment unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 1.409A-1(h) of the regulations promulgated thereunder.

11.4 Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent of its invalidity or unenforceability, and agree that all other provisions in this Agreement shall continue in full force and effect.

11.5 No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

11.6 Assignment. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company’s obligations hereunder.

11.7 Withholding. All sums payable to Employee hereunder shall be in United States Dollars and shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

11.8 Entire Agreement. This Agreement (and the exhibit(s) hereto) constitutes the entire and only agreement and understanding between the parties relating to Employee’s employment with the Company.

11.9 Amendment. The parties understand and agree that this Agreement may not be amended, modified or waived, in whole or in part, expect in a writing executed by both Employee and the Board.

11.10 Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the successors and personal representatives of the respective parties hereto. Employee acknowledges that she has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

11.12 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date indicated below.

Glu Mobile Inc.	Employee
/s/ William J. Miller	/s/ Niccolo de Masi

Name: William J. Miller	Niccolo de Masi

Title: Co-Chairman of the Board
Date: December 28, 2009	Date: December 28, 2009

Exhibit A
Employee Invention Assignment and Confidentiality Agreement

Exhibit B
Change of Control Severance Agreement